Exhibit 99.1

Press Release	Contact: David A. Brager

For Immediate Release	Chief Executive Officer (909) 980-4030

CVB Financial Corp. Announces Board Retirements

Ontario, CA, Feb. 24, 2022 – CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”, and collectively with CVBF, the “Company”), announced that two of its directors, Kristina M. Leslie and Marshall V. Laitsch, have notified the Company of their intentions to retire from CVBF’s and CBB’s respective Boards of Directors (the “Boards”).

Ms. Leslie and Mr. Laitsch have stated that they intend to serve out their current terms on the Boards but will not stand for reelection at CVBF’s annual shareholder meeting scheduled to take place on May 18, 2022, when their current terms as directors will expire. Ms. Leslie’s and Mr. Laitsch’s individual decisions to retire and not to stand for reelection are not the result of any disagreements with the Company’s operations, policies or practices. In the event the Company identifies a director to replace Ms. Leslie or Mr. Laitsch prior to the Company’s 2022 annual meeting, either Ms. Leslie or Mr. Laitsch may retire effective on the date of such appointment and prior to the 2022 annual meeting.

Ms. Leslie was appointed to the Boards in 2015 and is presently serving as Chair of CVBF’s Audit Committee, as a member of CVBF’s Compensation Committee and Nominating and Corporate Governance Committee, and as a member of CBB’s Risk Management Committee.

Mr. Laitsch was appointed to the Boards in 2018 in connection with CBB’s acquisition of Community Bank, where he had previously served as Chairman of the Board. He presently serves on CVBF’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as Chair of CBB’s Credit Committee, and as a member of CBB’s Balance Sheet Management Committee, Risk Management Committee and Trust Services Committee.

Raymond V. O’Brien, Chairman of the Boards of CVB and CBB, remarked: “Kristina Leslie and Marshall Laitsch have been outstanding directors for the Company and have helped shepherd us through a number of important transitions. We will surely miss their wise counsel and expertise. Kris Leslie has benefitted our Boards and the Company with her keen insights and oversight in the areas of audit, finance and corporate governance, while Marshall Laitsch has played a critical role in helping to ensure the smooth integration of Community Bank into CBB as well as contributing his deep knowledge of credit and banking.”

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with over $17 billion in total assets. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services with more than 60 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVBF, visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2020, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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